UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
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                               LUCENT TECHNOLOGIES INC.
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On July 10, 2006, Lucent Technologies Inc. sent the following update to employees:

ALCATEL AND LUCENT TECHNOLOGIES CONFIRM TIMING OF PROPOSED MERGER AND PROVIDE AN UPDATE ON ACHIEVEMENT OF KEY MILESTONES

TALK POINTS

o We believe we are on track to complete our merger transaction by the end of calendar year 2006, which is within the six to 12 month timeframe originally announced on April 2.

o In recent weeks, we have achieved a number of significant milestones, including satisfying some regulatory conditions to the proposed merger.

o This merger will create a world-class management team that will deliver the best of both companies to customers around the world, and will create enhanced value for shareholders.

o We have collectively defined the business model and associated organization of the combined company, which will be implemented immediately upon closing.

o We have collectively developed an organization structure that we believe will best drive the operations of the combined company and best serve customers.

o We have achieved good progress on ensuring a gradual migration path for smoothly transitioning customers to the combined future portfolio.

o    We are committed to being a role model company for the 21st century.

o We remain confident in our ability to achieve the previously announced pre-tax cost synergies of Euro 1.4 billion (USD 1.7 billion) within three years and continue to expect about 70% of these savings to be achieved in the first two years post closing.

o We expect that the synergies will be realized according to the following general breakdown:

     >>  Approximately 30% Cost of Goods Sold
     >>  And the remainder out of Operating Expenses


Q&A

TODAY'S ANNOUNCEMNT

1.     WHAT ARE YOU JOINTLY ANNOUNCING TODAY?

       In a joint release, Alcatel and Lucent today provided an update on the timing of the proposed merger and the integration process related to the proposed merger transaction, and unveiled additional details of the combined company's organization and business structure, leadership team and expected synergies.

TIMING

2.     WHEN DO YOU EXPECT THE MERGER TRANSACTION TO BE COMPLETED?

       We believe we are on track to complete their merger transaction by the end of calendar year 2006, which is within the 6 to 12 month timeframe originally announced on April 2.


REGULATORY APPROVALS

3. WHY DO YOU BELIEVE THE MERGER TRANSACTION WILL BE COMPLETED BY THE END OF THE CALENDAR YEAR?

       In recent weeks, we have achieved a number of significant milestones, including satisfying some regulatory conditions to the proposed merger.

      o On June 7, 2006, Lucent and Alcatel were notified that they had received early termination under the Hart-Scott-Rodino US Antitrust Improvements Act of 1976 (HSR) as it pertains to the merger. This means that the U.S. Department of Justice's Antitrust Division has completed its routine investigation of the merger under the HSR Act.

      o On June 16, 2006, the companies filed for European antitrust approval.

4.     HAVE YOU FILED FOR CFIUS APPROVAL YET?

       Alcatel and Lucent plan to submit a voluntary notice of the merger to CFIUS in the near future.

5.     IS THE TRANSACTION SUBJECT TO ANY OTHER REGULATORY APPROVALS?

       The merger remains subject to additional customary regulatory reviews and approvals in the United States, Europe and elsewhere, as well as approval by shareholders of both Alcatel and Lucent at shareholder meetings scheduled for September 7, and other customary conditions.

ORGANIZATION AND BUSINESS STRUCTURE

6.     WHAT IS THE ORGANIZATIONAL STRUCTURE OF THE COMBINED COMPANY?

       The overall business will be segmented in Business Groups structured along the global requirements of those three markets, while a decentralized regional organization will provide strong local support to customers.

       The Carrier Business Groups, headed by Etienne Fouques will consist of:

       o   Wireless, headed by Mary Chan
       o   Wireline, headed by Michel Rahier
       o   Convergence, headed by Marc Rouanne,

       The Enterprise Business Group will be headed by Hubert de Pesquidoux.

       The Service Business Group will be headed by John Meyer.

7. WHAT ARE THE GEOGRAPHICAL AREAS OF THE COMBINED COMPANY? AND WHAT REGIONS DO THESE AREAS INCLUDE?

       The combined company will have decentralized regional organization will provide strong local support to customer:

        The Company will have four geographic regions:

        o Europe and North, which includes the UK, Nordics, Benelux, Germany, Russia and Eastern European countries, will be headed by Vince Molinaro
        o Europe and South, which includes France, Italy, Spain, and other Southern European countries, Africa, Middle East, India and Latin America, will be headed by Olivier Picard
        o North America, which includes the United States of America, Canada and the Caribbean, will be headed by Cindy Christy
        o  Asia-Pacific, which includes China,
           Northeast Asia, Southeast Asia and Australia, will be headed by Frederic Rose


8. WILL THE COMBINED COMPANY'S FINANCIAL RESULTS BE REPORTED UNDER THE BUSINESS GROUPS AND GEOGRAPHICAL AREAS?

      The combined company's segment breakout for financial reporting purposes has not yet been determined.

9.     IS THERE AN UPDATE TO THE MANAGEMENT COMMITTEE?
       The company will have a management committee which will be headed by Pat Russo, Chief Executive Officer. The members of this committee will include:
        o Etienne Fouques, Senior Executive Vice President of the Carrier Group
        o Frank D'Amelio, Senior Executive Vice President Integration and Chief Administrative Officer
        o Jean-Pascal Beaufret, Chief Financial Officer
        o Claire Pedini, Senior Vice President, Human Resources and
          Communication
        o Mike Quigley has decided for personal reasons to assume a different role for the combined company. He will focus on the strategic direction of the company and will become President, Science, Technology and Strategy. In this capacity he will devote his attention to assuring that strategic investments align with evolving market opportunities.


COST SYNERGIES

10. DO YOU STILL EXPECT TO ACHIEVE THE TARGETED COST SYNERGIES OF EURO 1.4 BILLION (USD 1.7 BILLION) WITHIN THREE YEARS?

      We remain confident in our ability to achieve the previously announced Euro 1.4 billion (USD 1.7 billion) of pre-tax cost synergies within three years. And we continue to expect about 70% of these savings to be achieved in the first two years post closing.

11.   IN WHAT AREAS DO YOU EXPECT TO ACHIEVE THESE SYNERGIES?

      We expect that the synergies will be realized according to the following general breakdown as a percentage of the Euro 1.4 billion (USD 1.7 billion):

      o  Approximately 30% from Cost of Goods Sold
      o  And the remainder our of Operating Expenses

12. WHY ARE THE COST SAVINGS FROM REAL ESTATE, SUPPLY CHAIN AND PROCUREMENT AND PLATFORM CONVERGENCE THAT YOU DESCRIBE IN THE RELEASE LESS THAN THE EURO 1.4 BILLION (USD 1.7 BILLION) OF TARGETED EXPECTED SYNERGIES?

       It's important to note that the synergies from Real Estate, Supply Chain and Procurement, and Platform Convergence are three examples of our plans in progress, and do not represent the entirety of the current work of the integration teams.

       As we stated on April 2, 2006, we have identified several areas that would drive the expected synergies, including overlapping functions in such areas as corporate activities, information technology, sales and marketing, services and R&D, as well as opportunities to optimize supply chain and procurement processes and to consolidate facilities.

REAL ESTATE SYNERGIES

13. OF THE EURO 1.4 BILLION (USD 1.7 BILLION) OF TARGETED EXPECTED SYNERGIES, HOW MUCH DO YOU EXPECT TO ACHIEVE THROUGH REAL ESTATE SYNERGIES? HOW WILL THESE SAVINGS IMPACT YOUR FINANCIAL STATEMENTS?

       Of the Euro 1.4 billion (USD 1.7 billion) in targeted expected synergies, we expect approximately Euro 100 million (USD 122 million) in Real Estate savings.

       Each of the examples mentioned impact both cost and expense.

14.    HOW DO YOU EXPECT TO ACHIEVE THESE SAVINGS?

       At the closing of the merger, the combined company will manage approximately 4.3 million square meters of various manufacturing sites and offices in 850 different locations. Through the improved utilization of existing facilities as well as the elimination of excess space, we are targeting a reduction of approximately 20% of costs by the end of Year 3, which represents approximately Euro 125 million and (USD 153 million).

15. IN WHAT REGIONS OR COUNTRIES DO YOU EXPECT TO REDUCE REAL ESTATE SQUARE METERS?
       While we have performed further analyses of each business activity, It is still too early to say where these reductions will occur.

       We will take into account the needs of each business and of each marketplace, to ensure we are best positioned to serve our customers' needs, while achieving a competitive cost structure.

SUPPLY CHAIN AND PROCUREMENT SYNERGIES

16. OF THE EURO 1.4 BILLION (USD 1.7 BILLION) OF TARGETED EXPECTED SYNERGIES, HOW MUCH DO YOU EXPECT TO ACHIEVE THROUGH SUPPLY CHAIN AND PROCUREMENT SYNERGIES? HOW WILL THESE SAVINGS IMPACT YOUR FINANCIAL STATEMENTS?

       Of the Euro 1.4 billion (USD 1.7 billion) of targeted expected synergies, we expect approximately Euro 250 million (USD 305 million) in Supply Chain and Procurement savings.

       Each of the examples mentioned impact both cost and expense.

17.    HOW DO YOU EXPECT TO ACHIEVE THESE SAVINGS?

       At the closing of the merger, we estimate external purchases for the combined company to be approximately Euro 8.7 billion (USD 10.6 billion).

       We expect that savings derived from component purchases, indirect spend, project sourcing and EMS relationships to amount to at least 3% of external purchases, which represents approximately Euro 250 million (USD 305 million) of the targeted expected synergies by the end of Year 3.

PLATFORM CONVERGENCE

18. OF THE EURO 1.4 BILLION (USD 1.7 BILLION) OF TARGETED EXPECTED SYNERGIES, HOW MUCH DO YOU EXPECT TO ACHIEVE THROUGH RATIONALIZATION AND MIGRATION PLANS? HOW WILL THESE SAVINGS IMPACT YOUR FINANCIAL STATEMENTS?

       We expect to achieve approximately Euro 400 million (USD 488 million) of the targeted expected synergies through rationalization and migration plans by the end of Year 3.

       Each of the examples mentioned impact both cost and expense.

19.    HOW DO YOU EXPECT TO ACHIEVE THESE SAVINGS?

       We expect to achieve these savings through rationalization and migration plans that will leverage the most innovative technologies and products, and will have the highest potential in terms of growth and overall customer satisfaction. The rationalization and migration plans will leverage the most innovative technologies and products and have the highest potential in terms of growth and overall customer satisfaction. Particular emphasis has been placed on the continuous support of our customers' investments in the installed base. Moreover, the companies will work on ensuring a gradual migration path for customers transitioning to the combined future portfolio to avoid disruptions during the migration process.

WORKFORCE SYNERGIES

20. OF THE EURO 1.4 BILLION (USD 1.7 BILLION) OF TARGETED EXPECTED SYNERGIES, WHAT PERCENTAGE IS RELATED TO WORKFORCE REDUCTIONS?

       Based on recently completed analyses, we now expect approximately 55% of the synergies to be related to workforce reductions, with the remainder derived from non-headcount cost synergies.

21. WHAT WILL BE THE WORKFORCE REDUCTION? WHERE DO YOU EXPECT THESE REDUCTIONS TO OCCUR?

       We expect a global workforce reduction around 9,000 people across all businesses and regions, which represents more than 10 percent of the combined workforce, excluding the 11,000 people who will be transferred to Thales as part of the proposed transaction between Alcatel and Thales.



                                      # # #

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION

This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005 and March 31, 2006 and Alcatel's annual report on Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the "Form F-4") to register the Alcatel ordinary shares underlying the Alcatel American Depositary Shares ("ADS") to be issued in the proposed transaction. Alcatel and Lucent have also filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the "Form F-6" and together with the Form F-4, the "Registration Statements") to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain and will contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the related proxy statement/prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

         Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

         Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Alcatel's annual report on Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.